UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                              *****

                            FORM 8-K

                           CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):  July 31, 2003


                             Crompton Corporation
  (Exact Name of Registrant as Specified in its Charter)


   Delaware               0-30270           52-2183153
(State or other         (Commission        (IRS Employer
 Jurisdiction           File Number)     Identification Number)
of Incorporation)


  199 Benson Road, Middlebury, Connecticut        06749
(Address of Principal Executive Offices)        (Zip Code)


                          (203) 573-2000
       (Registrant's Telephone Number, Including Area Code)




Item 5.  Other Events and Regulation FD Disclosure.

     Crompton Corporation announced today that it has completed the sale of its organosilicones business to General Electric Company and its acquisition of the GE Specialty Chemicals business in a transaction valued at as much as $1.05 billion. In the transaction, Crompton received $633 million in cash for its organosilicones business and acquired the GE Specialty Chemicals business, which has an agreed-upon value of $160 million. Crompton expects to receive an additional $12 million upon the transfer to GE of certain additional OSi assets located overseas. Under the terms of the transaction, Crompton also will receive quarterly "earn-out" payments for three years, based on the combined performance of GE's existing silicones business and the organosilicones business sold to GE. The earn-out will total a minimum of $105 million and a maximum of $250 million, bringing the full value of the transaction to a minimum of $910 million and a maximum of $1.05 billion. A copy of a press release describing the transaction is attached as exhibit 99.1 hereto and is incorporated by reference herein.


Item 7.  Financial Statements and Exhibits.

          *        *        *

     (c)  Exhibits.

          Exhibit Number     Exhibit Description

             99.1       Press Release Dated July 31, 2003
             99.2       Press Release Dated July 31, 2003


Item 12.  Results of Operations and Financial Condition.

     On July 31, 2003, Crompton Corporation announced its financial results for the second quarter of 2003. A copy of the press release is attached as exhibit 99.2 hereto and is incorporated by reference herein.

     The above information furnished under Item 12 of Form 8-K is not deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.






                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                   Crompton Corporation
                                        (Registrant)

                                   By:    /s/Barry J. Shainman
                                   Name:     Barry J. Shainman
                                   Title:    Secretary
Date:     July 31, 2003









Exhibit Index

     Exhibit Number                     Exhibit Description

         99.1                   Press Release Dated July 31, 2003
         99.2                   Press Release Dated July 31, 2003